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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Alexandria Real Estate Equities, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Maryland
(State of Incorporation or Organization)

95-4502084
(I.R.S. Employer Identification no.)

133 North Los Robles Avenue, Suite 250 Pasadena, California (Address of Principal Executive Offices)	91101 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /x/	If this form relates to the registration of a class of securities securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates: 333-56451

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

9.10% Series B Cumulative Redeemable	New York Stock Exchange
Preferred Stock, $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

None
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered

        The securities to be registered hereby are 9.10% Series B Cumulative Redeemable Preferred Stock, $.01 par value per share ("Series B Preferred Stock"), issued by Alexandria Real Estate Equities, Inc. (the "Company").

        A description of the Series B Preferred Stock Company is contained in a Prospectus Supplement filed with the Securities and Exchange Commission (the "Commission") on January 17, 2002 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. Such Prospectus Supplement supplements the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-56451), which became effective on June 26, 1998. Such Prospectus Supplement and Prospectus shall be deemed to be incorporated herein by reference for all purposes.

Item 2. Exhibits

        The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

EXHIBIT INDEX

3.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).
3.2	Certificate of Correction of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).
3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Commission on February 10, 2000).
3.4	Articles Supplementary of the Company relating to the 9.10% Series B Cumulative Redeemable Preferred Stock of the Company.
4.1	Specimen certificate of 9.10% Series B Cumulative Redeemable Preferred Stock of the Company.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 18, 2002

ALEXANDRIA REAL ESTATE EQUITIES, INC.
By:	/s/ PETER J. NELSON Peter J. Nelson Chief Financial Officer

EXHIBIT INDEX

3.1	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).
3.2	Certificate of Correction of the Company (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).
3.3	Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed with the Commission on February 10, 2000).
3.4	Articles Supplementary of the Company relating to the 9.10% Series B Cumulative Redeemable Preferred Stock of the Company.
4.1	Specimen certificate of 9.10% Series B Cumulative Redeemable Preferred Stock of the Company.

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EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX